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                                                                    EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-79499 of Nextel Communications, Inc. on Form S-3 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP



McLean, Virginia
July 14, 1999